UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19 , 2012

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 19, 2012, P & F Industries, Inc. (the “Company”), its subsidiaries Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”), Hy-Tech Machine, Inc. (“Hy-Tech”) and Nationwide Industries, Inc. (“Nationwide”, and together with the Company, Florida Pneumatic and Hy-Tech, collectively, “Borrowers”) and its subsidiaries Continental Tool Group, Inc. (“Continental Tool”), Countrywide Hardware, Inc. (“Countrywide”), Embassy Industries, Inc. (“Embassy”), Green Manufacturing, Inc. (“Green”), Pacific Stair Products, Inc. (“Pacific Stair”), WILP Holdings, Inc. (“WILP”) and Woodmark International, L.P. (“Woodmark”, and together with Continental Tool, Countrywide, Embassy, Green, Pacific Stair and WILP, collectively, “Guarantors”) entered into the Third Amendment to Loan and Security Agreement effective as of December 19. 2012 (the “Amendment”) with Capital One Leverage Finance Corporation (“Agent”), as agent for Lenders (“Lenders”) from time to time party to the Loan Agreement (as defined below). The Amendment amended the Loan and Security Agreement, dated as of October 25, 2010, among the Borrowers, the Guarantors, the Agent and the Lenders, as previously amended prior to the date hereof (the “Loan Agreement”).

The Amendment, among other things: (1) increases the Revolver Commitment (as such term is defined in the Loan Agreement) from $15,910,000 to $20,000,000; (2) increases the Term Loan Commitment from an original principal amount of $6,090,000 (of which $4,610,822 was outstanding immediately prior to the effectiveness of the Amendment) to $7,000,000; (3) provides that the principal amount of the Term Loan (as such term is defined in the Loan Agreement) shall be repaid in consecutive monthly installments of $23,333,33 (amended from $33,833.33 per month) until the Term Loan Maturity Date (as defined below), on which date all principal, interest and other amounts owing with respect to the Term Loan shall be due and payable in full; (4) extends the Revolver Termination Date, the Term Loan Maturity Date and the Capex Loan Termination Date (as such terms are defined in the Loan Agreement) from October 25, 2013 to December 19, 2017; and (5) reduces the Applicable Margin (as defined in the Loan Agreement) for Revolver Loans (as defined in the Loan Agreement) so that Base Rate Revolver Loans (as defined in the Loan Agreement) which previously had Applicable Margins between 1.50% and 2.00%, are now between 0.50% and 1.50% (in each case based on the applicable Leverage Ratio (as such term is defined in the Loan Agreement)) and LIBOR Revolver Loans (as such term is defined in the Loan Agreement), which previously had Applicable Margins between 2.50% and 3.50%, are now between 1.50% and 2.50% (in each case based on the applicable Leverage Ratio). Additionally, Pursuant to the Amendment, the Capex Loan Commitment (as such term is defined in the Loan Agreement) was reduced from $2,500,000 to 2,423,300, and the total commitment by the Lenders under the Loan Agreement increased from $24,500,000 to $29,423,300 (the “Total Commitment”). Further, pursuant to the Amendment, the Borrowers paid the Lenders a fee equal to 0.50% times the Total Commitment in addition to certain other customary expenses.

In connection with the Amendment, the Borrowers executed and delivered to the Agent, for the benefit of the Lenders (1) the Amended and Restated Revolver Note, dated December 19, 2012, in the original principal amount of $20,000,000 (the “Amended Revolver Note”) and (2) the Amended and Restated Term Loan Note, dated December 19, 2012, with a principal amount of $7,000,000 (the “Amended Term Loan Note”). Further, Hy-Tech entered into a First Amendment to Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Financing Statement dated as of December 19, 2012 (the “Amended Hy-Tech Mortgage”) and each of Florida Pneumatic and Countrywide entered into a Second Amendment to Mortgage, Assignment of Leases and Rents Security Agreement and Financing Statement, each dated as of December 19, 2012 (together with the Amended Hy-Tech Mortgage, the “Amended Mortgages”).

The foregoing descriptions of the Amendment, the Amended Revolver Note, the Amended Term Loan Note and the Amended Mortgages do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, the Amended Revolver Note, the Amended Term Loan Note and the Amended Mortgages, filed as Exhibits 10.1, 10.2, 10.3 and 10.4 through 10.6, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 hereof, which is hereby incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment to Loan and Security Agreement, dated as of December 19, 2012, among the Company, Florida Pneumatic, Hy-Tech, Nationwide, Continental Tool, Countrywide, Embassy, Green, Pacific Stair, WILP, Woodmark, Lenders and Agent

10.2	Amended and Restated Revolver Note, dated December 19, 2012, executed by Borrowers in favor of Agent, in the original principal amount of $20,000,000

10.3	Amended and Restated Term Loan Note, dated December 19, 2012, executed by Borrowers in favor of Agent, in the original principal amount of $7,000,000

10.4	First Amendment to Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Financing Statement dated as of December 19, 2012, made by Hy-Tech in favor of Agent

10.5	Second Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of December 19, 2012, made by Florida Pneumatic in favor of Agent

10.6	Second Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of December 19, 2012, made by Hy-Tech in favor of Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: December 19, 2012
	By;	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and Chief Financial Officer